EXHIBIT 5.1

                   Wilson Sonsini Goodrich & Rosati
                       Professional Corporation

                          650 PAGE MILL ROAD
                    PALO ALTO, CALIFORNIA 94304-1050
              TELEPHONE 415-493-9300   FACSIMILE 415-493-6811
                            WWW.WSGR.COM

                         March 18, 1997


Cirrus Logic, Inc.
3100 W. Warren Avenue
Fremont, CA  94538

        Re:  Cirrus Logic, Inc. Registration Statement on Form S-1
             -----------------------------------------------------

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 to be filed by Cirrus Logic, Inc. (the "Company") with the Securities and Exchange Commission on March 18, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 11,591,219 shares of Common Stock (the "Conversion Shares") of the Company upon conversion of $280,725,000 aggregate principal amount of 6% Convertible Subordinate Notes (the "Registrable Notes") of the Company due December 15, 2003 (equal to a conversion rate of 41.2903 shares per $1000 principal amount of Registrable Notes).

        It is our opinion that the Registrable Notes are legally and validly issued, fully paid and nonassessable and that the Registrable Notes are binding obligations of the Company. It is our opinion that the Conversion Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of or name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                Very truly yours,

                                /s/ WILSON, SONSINI, GOODRICH & ROSATI
                                      Professional Corporation

Part II.  Other information,   Item 6a.

Exhibit 11.1

                                        CIRRUS LOGIC, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS (LOSS) PER SHARE
                          (In thousands, except per share amounts)
                                                                                                Two Quarters Ended
                                                               Fiscal Year                -------------------------
                                                   --------------------------------------   Sept. 28     Sept. 27
                                                       1995         1996         1997         1996         1997
                                                   ------------ ------------ ------------ ------------ ------------
Primary:

Weighted average shares outstanding                     59,708       62,761       65,008       64,468       66,824

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method                    3,964           N/A          N/A          N/A       2,375
  Common stock warrants, using treasury
    stock or modified treasury stock method                  8           N/A          N/A          N/A          N/A
                                                   ------------ ------------ ------------ ------------ ------------
Common and common equivalent shares used in
  the calculation of net income (loss) per share        63,680       62,761       65,008       64,468       69,199
                                                   ============ ============ ============ ============ ============

Net income (loss)                                      $61,402      (36,183)     (46,156)     ($4,607)     $11,418


Net income (loss) per share                              $0.96       ($0.58)      ($0.71)      ($0.07)       $0.17
                                                   ============ ============ ============ ============ ============

Fully diluted:

Weighted average shares outstanding                     59,708       62,761       65,008       64,468       66,824

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method                    4,096           N/A          N/A          N/A       2,413
  Common stock warrants, using treasury
    stock or modified treasury stock method                  8           N/A          N/A          N/A          N/A
                                                   ------------ ------------ ------------ ------------ ------------
Common and common equivalent shares used in
  the calculation of net income (loss) per share        63,812       62,761       65,008       64,468       69,237
                                                   ============ ============ ============ ============ ============

Net income (loss)                                      $61,402     ($36,183)    ($46,156)     ($4,607)     $11,418


Net income (loss) per share                              $0.96       ($0.58)      ($0.71)      ($0.07)       $0.16
                                                   ============ ============ ============ ============ ============


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